CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 9, 2003 accompanying the consolidated financial statements of Financial Content, Inc., (f/k/a Cosmoz Infrastructure Solutions, Inc.,, (the "Company") on Form 10-KSB for the years ended June 30, 2003 and 2002 which is included in this Registration Statement. We consent to the inclusion of our report in this Registration Statement.


/s/ Pohl, McNabola, Berg, & Company LLP
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Pohl, McNabola, Berg & Company LLP


San Francisco, California
October 8, 2003